Air Transport Services Group Announces Third-Quarter Results
Sequential Improvements Extend Progress Toward 2013 Adjusted EBITDA Goal

WILMINGTON, OH, November 6, 2013 - Air Transport Services Group, Inc. (Nasdaq: ATSG), a leading provider of aircraft leasing, and air cargo transportation and related services, today reported consolidated financial results for the quarter ended September 30, 2013.
For the third quarter of 2013, compared with the third quarter of 2012:

▪	Revenues decreased 8.4 percent to $140.9 million. Revenues increased 1.4 percent from the second quarter of 2013.

▪
Net earnings from continuing operations decreased 32.5 percent to $7.8 million, or $0.12 per fully diluted share, but were up 12.8 percent from this year's second quarter. The Company is not a significant payer of federal income taxes and does not expect to be until 2016.

▪
Adjusted EBITDA decreased 7.7 percent from a year ago to $40.0 million. The sequential increase from the second quarter was $4.1 million, or 11.3 percent. This non-GAAP financial measure is defined and reconciled to comparable GAAP results in a table at the end of this release.

Joe Hete, President and Chief Executive Officer of ATSG, said, "Our third quarter results reflect progress versus the second quarter in restoring the growth and profitability of our ACMI Services segment, and keep us on pace toward our Adjusted EBITDA goal for the year. Our cargo airline Air Transport International (ATI) captured more revenue and improved its pre-tax results compared with the second quarter, while adding two more Boeing 757 combi aircraft to its fleet. Curtailment of U.S. Federal Aviation Administration operations during the government shutdown in October did delay progress on our combi fleet upgrade, but we are now back on track, and garnering the operating benefits of our 757 combis."

Nine-month 2013 revenues decreased 6.6 percent to $423.1 million compared with the same 2012 period. Pre-tax earnings for the nine months decreased 22.4 percent to $37.2 million. Adjusted EBITDA, which excludes gains or losses on derivative instruments, decreased 6.1 percent to $113.3 million from a year ago.

Segment Results

CAM (Aircraft Leasing)

CAM	Third Quarter Nine Months
($ in thousands)	2013	2012	2013	2012
Revenues	$40,089	$39,155	$118,420	$115,073
Pre-Tax Earnings	15,893	17,334	49,980	50,819

Significant Developments:

▪	Higher revenues for the quarter stem from more modern Boeing 767 and 757 aircraft in service, replacing older legacy aircraft removed from service since the same quarter a year ago.

▪	Reductions in pre-tax earnings reflect fewer aircraft in service than a year ago, and also higher depreciation on aircraft added since the third quarter of 2012.

▪
On September 30, 2013, ATSG owned 50 aircraft in serviceable condition - 20 leased to external customers and 30 leased to ATSG affiliate airlines. A table reflecting aircraft in service is included at the end of this release.

◦	The in-service fleet consisted of forty-one Boeing 767 freighters, four Boeing 757 freighters, two DC-8 combis (combined passenger and main-deck cargo aircraft) and three 757 combis.

◦	Two 757 combi aircraft entered service during the third quarter - one in July and another in September.

▪	Two Boeing 767-300s were completing passenger-to-freighter conversion as of September 30, 2013.

▪	A fourth 757 combi is expected to enter service late this year or early in 2014. The two remaining DC-8 combis will be retired by year-end.

ACMI Services

ACMI Services	Third Quarter Nine Months
($ in thousands)	2013	2012	2013	2012
Revenues
Airline services	$93,116	$102,072	$276,193	$299,434
Reimbursables	16,313	20,454	51,156	57,676
Total ACMI Services Revenues	109,429	122,526	327,349	357,110

Pre-Tax Loss	(7,113)	(1,746)	(21,610)	(11,543)

Significant Developments:

▪
Third-quarter airline services revenues decreased $9.0 million primarily as a result of reduced international ACMI operations, compared with the third quarter last year. Pre-tax results, while improved versus second quarter, were down versus a year ago, due primarily to lower revenues, and higher costs associated with slower than expected regulatory approvals and combi transition.

◦
ATI’s third-quarter operating loss, while larger than a year ago, improved 31 percent from the second quarter of 2013, and sequential improvements continued to be realized into the fourth quarter. ATI served the U.S. Military during most of the third quarter with two DC-8 and two 757 combi aircraft. Operating expenses were reduced from the second quarter, but still elevated due to continued DC-8 combi operations. A third 757 combi entered service in September.

▪
Block hours decreased 14 percent during the third quarter compared to the prior-year period, but increased 2 percent from the second quarter. The decrease versus a year ago stemmed primarily from fewer long-haul international ACMI operations at ABX Air and ATI. The improvement versus second quarter was driven by a 12 percent increase in combi hours for the U.S. Military.

Other Activities

Other Activities	Third Quarter Nine Months
($ in thousands)	2013	2012	2013	2012
Revenues	$30,037	$26,773	$83,242	$81,876
Pre-Tax Earnings	4,400	3,373	9,188	8,602

▪
Revenue and earnings improvement reflects good growth in aircraft maintenance operations, along with continued solid results from our management of U.S. Postal Service sorting facilities, compared with a year ago.

Outlook
ATSG reiterates its guidance for 2013 Adjusted EBITDA to be within a range of $155 to $160 million.

Hete said, "The curtailment of operations of the U.S. Federal Aviation Administration due to the government shutdown delayed final approval of ETOPS certification for our 757 combis from mid-September until earlier this week. However, with contributions from our seasonal fourth-quarter ad-hoc ACMI and charter operations, we still expect to achieve our 2013 Adjusted EBITDA goal.

“We also are beginning to see positive shifts in various air cargo networks that are creating new opportunities for us to deploy our aircraft assets and expertise. In addition to these new potential opportunities, with the regulatory and transition delays largely behind us, improving free cash flow due to minimal capital expenditure commitments, and expected positive pension developments, we will have the flexibility to opportunistically deploy capital at optimal, risk-adjusted returns heading into 2014.”
Conference Call
ATSG will host a conference call on Thursday, November 7, 2013, at 10:00 a.m. Eastern time to review its financial results for the third quarter of 2013. Participants should dial (888) 895-5479 and international participants should dial 847-619-6250 ten minutes before the scheduled start of the call and ask for conference pass code 35929294. The call will also be webcast live (listen-only mode) via www.atsginc.com and www.earnings.com for individual investors, and via www.streetevents.com for institutional investors.

A replay of the conference call will be available by phone on Thursday, November 7, 2013, beginning at 2:00 p.m. and continuing through noon on Thursday, November 14, 2013, at (888) 843-7419 (international callers 630-652-3042); use pass code 35929294#. The webcast replay will remain available via www.atsginc.com and www.earnings.com for 30 days.
About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including two airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Airborne Maintenance and Engineering Services, Inc. For more information, please see www.atsginc.com.

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group's ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services, the costs and timing associated with the modification and certification testing of Boeing 757 aircraft, the timing associated with the deployment of aircraft to customers, achievement of the benefits we anticipated from the merger of two of our airline businesses, our operating airlines' ability to maintain on-time service and control costs, and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact:
Quint O. Turner, ATSG Inc. Chief Financial Officer
937-382-5591

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
REVENUES	$140,877	$153,826	$423,060	$452,886

OPERATING EXPENSES
Salaries, wages and benefits	41,498	44,153	126,771	135,827
Fuel	11,356	12,038	38,157	39,962
Maintenance, materials and repairs	24,644	26,751	71,783	75,135
Depreciation and amortization	23,392	21,057	66,077	62,871
Rent	6,958	6,745	20,528	18,719
Travel	4,409	5,618	13,908	17,162
Landing and ramp	2,227	3,877	8,264	11,823
Insurance	1,559	1,944	4,466	5,780
Other operating expenses	8,224	9,348	25,914	27,908
	124,267	131,531	375,868	395,187

OPERATING INCOME	16,610	22,295	47,192	57,699
OTHER INCOME (EXPENSE)
Interest income	17	38	56	104
Interest expense	(3,814)	(3,668)	(10,500)	(10,886)
Net gain (loss) on derivative instruments	(317)	294	425	956
	(4,114)	(3,336)	(10,019)	(9,826)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	12,496	18,959	37,173	47,873
INCOME TAX EXPENSE	(4,697)	(7,403)	(13,958)	(18,436)

EARNINGS FROM CONTINUING OPERATIONS	7,799	11,556	23,215	29,437

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	—	(186)	(2)	(576)
NET EARNINGS	$7,799	$11,370	$23,213	$28,861

EARNINGS PER SHARE - Basic
Continuing operations	$0.12	$0.18	$0.36	$0.46
Discontinued operations	—	—	—	(0.01)
NET EARNINGS PER SHARE	$0.12	$0.18	$0.36	$0.45

EARNINGS PER SHARE - Diluted
Continuing operations	$0.12	$0.18	$0.36	$0.46
Discontinued operations	—	—	—	(0.01)
NET EARNINGS PER SHARE	$0.12	$0.18	$0.36	$0.45

WEIGHTED AVERAGE SHARES
Basic	64,052	63,456	63,972	63,439
Diluted	65,036	64,667	64,807	64,478

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$16,864	$15,442
Accounts receivable, net of allowance of $543 in 2013 and $749 in 2012	45,680	47,858
Inventory	8,952	9,430
Prepaid supplies and other	11,075	8,855
Deferred income taxes	19,154	19,154
Aircraft and engines held for sale	2,491	3,360
TOTAL CURRENT ASSETS	104,216	104,099

Property and equipment, net	848,550	818,924
Other assets	21,427	20,462
Intangibles	4,958	5,146
Goodwill	86,980	86,980
TOTAL ASSETS	$1,066,131	$1,035,611

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$32,988	$36,521
Accrued salaries, wages and benefits	22,936	22,917
Accrued expenses	8,258	8,502
Current portion of debt obligations	23,572	21,265
Unearned revenue	9,771	10,311
TOTAL CURRENT LIABILITIES	97,525	99,516
Long term debt obligations	368,331	343,216
Post-retirement liabilities	149,326	185,097
Other liabilities	61,592	62,104
Deferred income taxes	62,066	46,422

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 75,000,000 shares authorized; 64,672,632 and 64,130,056 shares issued and outstanding in 2013 and 2012, respectively	647	641
Additional paid-in capital	524,554	523,087
Accumulated deficit	(83,972)	(107,185)
Accumulated other comprehensive loss	(113,938)	(117,287)
TOTAL STOCKHOLDERS’ EQUITY	327,291	299,256
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,066,131	$1,035,611

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRE-TAX EARNINGS AND ADJUSTED PRE-TAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues
CAM	$40,089	$39,155	$118,420	$115,073
ACMI Services
Airline services	93,116	102,072	276,193	299,434
Reimbursables	16,313	20,454	51,156	57,676
Total ACMI Services	109,429	122,526	327,349	357,110
Other Activities	30,037	26,773	83,242	81,876
Total Revenues	179,555	188,454	529,011	554,059
Eliminate internal revenues	(38,678)	(34,628)	(105,951)	(101,173)
Customer Revenues	$140,877	$153,826	$423,060	$452,886

Pre-tax Earnings (Loss) from Continuing Operations
CAM, inclusive of interest expense	15,893	17,334	49,980	50,819
ACMI Services	(7,113)	(1,746)	(21,610)	(11,543)
Other Activities	4,400	3,373	9,188	8,602
Net, unallocated interest expense	(367)	(296)	(810)	(961)
Net gain (loss) on derivative instruments	(317)	294	425	956
Total Pre-tax Earnings	$12,496	$18,959	$37,173	$47,873

Adjustments to Pre-tax Earnings
Less net gain (loss) on derivative instruments	317	(294)	(425)	(956)
Adjusted Pre-tax Earnings	$12,813	$18,665	$36,748	$46,917

Adjusted Pre-tax Earnings is defined as Earnings from Continuing Operations Before Income Taxes less derivative gains and losses. Management uses Adjusted Pre-tax Earnings from Continuing Operations to assess the performance of its operating results among periods. Adjusted Pre-tax earnings from Continuing Operations is a non-GAAP financial measure and should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Earnings from Continuing Operations Before Income Taxes	$12,496	$18,959	$37,173	$47,873
Interest Income	(17)	(38)	(56)	(104)
Interest Expense	3,814	3,668	10,500	10,886
Depreciation and Amortization	23,392	21,057	66,077	62,871
EBITDA from Continuing Operations	$39,685	$43,646	$113,694	$121,526
Less net gain (loss) on derivative instruments	317	(294)	(425)	(956)

Adjusted EBITDA from Continuing Operations	$40,002	$43,352	$113,269	$120,570

EBITDA and Adjusted EBITDA from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

EBITDA from Continuing Operations is defined as Earnings from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA from Continuing Operations is defined as EBITDA from Continuing Operations less derivative gains and losses.

Management uses EBITDA from Continuing Operations as an indicator of the cash-generating performance of the operations of the Company. Management uses Adjusted EBITDA and Adjusted Pre-tax Earnings from Continuing Operations to assess the performance of its operating results among periods. EBITDA and Adjusted EBITDA from Continuing Operations, and Adjusted Pre-tax Earnings should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, or as an alternative measure of liquidity.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
IN-SERVICE AIRCRAFT FLEET

Aircraft Types
	December 31,			September 30,			December 31,
	2012			2013			2013 Projected
			Operating			Operating			Operating
	Total	Owned	Lease	Total	Owned	Lease	Total	Owned	Lease
B767-200	40	36	4	40	36	4	40	36	4
B767-300	7	5	2	7	5	2	9	7	2
B757-200	3	3	—	4	4	—	4	4	—
B757 Combi	—	—	—	3	3	—	4	4	—
DC-8 Combi	4	4	—	2	2	—	—	—	—
Total Aircraft In-Service	54	48	6	56	50	6	57	51	6

Owned Aircraft In Serviceable Condition
	December 31,			September 30,			December 31,
	2012			2013			2013 Projected

ATSG airlines		28			30			30-31
External customers		20			20			20-21
		48			50